UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2017

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2017, Radian Group Inc. (“Radian”) entered into an unsecured revolving credit facility with a committed availability of $225 million (including a $50 million standby letter of credit sub-facility) (the “Credit Agreement”) with Royal Bank of Canada, as Administrative Agent (the “Agent”), RBC Capital Markets and U.S. Bank National Association, as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for a three-year $225 million facility and also an accordion feature that allows Radian, at its option, to increase the total borrowing capacity by $75 million so long as Radian receives commitments from lenders (which may include then existing Lenders or other financial institutions that become Lenders) to assume the increased commitments under the Credit Agreement. Unless renewed or extended by mutual agreement of the parties, the Credit Agreement will terminate on October 16, 2020. Upon termination, all outstanding amounts under the facility will be due and payable. There are no loans currently outstanding under the Credit Agreement. Capitalized terms used in this Form 8-K but not defined herein will have the meanings set forth in the Credit Agreement.

Radian’s obligations under the Credit Agreement are guaranteed by its subsidiary, Clayton Holdings LLC, and may be guaranteed by other subsidiaries of Radian in the future in accordance with the terms of the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at a rate calculated according to, at Radian’s option, an alternate base rate or a Eurodollar rate plus an applicable margin, in each case depending on Radian’s public debt rating. The margin applicable to loans based on the base rate ranges from 0.75% to 2.00% per annum. The margin applicable to loans based on the Eurodollar rate ranges from 1.75% to 3.00% per annum. Radian is required under the Credit Agreement to pay facility commitment fees to the Lenders. Facility fees are paid quarterly and range from rates of 0.25% to 0.50%, depending on Radian’s public debt rating.

The Credit Agreement contains customary negative and affirmative covenants for credit facilities of this type, including, among others: (a) limitations on the incurrence of certain indebtedness; (b) limitations on the creation of certain liens; (c) restrictions on certain dispositions, investments and acquisitions; (d) a requirement that Radian Guaranty Inc. (“Radian Guaranty”) maintain its eligibility as a private mortgage insurer with the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (or, if either no longer exists, any replacement thereto (if any)); and (e) a covenant that Radian must maintain financial strength ratings from Standard & Poor’s Ratings Group and/or Moody’s Investors Service, Inc. (or any other rating agency approved by the Agent), in each case subject to certain conditions and exceptions specified in the Credit Agreement.

The Credit Agreement also contains customary financial covenants including, among others: (a) maximum Debt-to-Total Capitalization; (b) minimum Consolidated Net Worth; (c) minimum Statutory Surplus requirement for Radian Guaranty and Radian Reinsurance Inc.; and (d) a requirement that Radian and certain of its material domestic subsidiaries acting as guarantors from time to time must maintain liquidity of at least $35 million in unrestricted cash or cash equivalents.

The Credit Agreement provides for customary events of default, including, among others, the failure to pay principal, interest or other amounts payable under the Credit Agreement, failure to comply with certain covenants, material misrepresentations, cross defaults to other material indebtedness, certain insolvency and receivership events affecting Radian or certain of its subsidiaries and judgments in excess of $50 million in the aggregate being rendered against Radian or certain of its subsidiaries.

In the event of a default by Radian, the Agent may, and at the direction of Lenders holding a majority of the aggregate commitments will, terminate the Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Agent under the Credit Agreement and related documents. With respect to certain events of default relating to insolvency, the commitments of the Lenders will automatically terminate and all outstanding obligations will become immediately due and payable.

Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries. Such Lenders and other parties have received, and may in the future receive, customary compensation from Radian and its subsidiaries for such services.

The foregoing summary is not a complete description of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated October 16, 2017, by and among Radian Group Inc., Royal Bank of Canada, as Administrative Agent, RBC Capital Markets and U.S. Bank National Association, as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated October 16, 2017, by and among Radian Group Inc., Royal Bank of Canada, as Administrative Agent, RBC Capital Markets and U.S. Bank National Association, as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: October 20, 2017	By:	/s/ J. Franklin Hall
J. Franklin Hall
Chief Financial Officer